UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 27, 2020 (April 27, 2020) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced on April 8, 2020, the Special Committee received an offer from Mark Burish, Chairman of the Board, to purchase all the outstanding shares of Sonic Foundry, Inc. at a price of $5.00 per share. The offer stated that it was not dependent on a financing contingency, however, it will be subject to customary terms and conditions, agreement on final definitive documents and approval of the Special Committee as well as the holders of a majority of shares not held by Mr. Burish or his affiliates.

On April 27, 2020 the Special Committee of Independent and Disinterested Directors accepted the offer from Mark Burish to purchase all outstanding shares of the Company's common stock not presently held by Mr. Burish at $5.00 per share. The transaction is expected to close in the third calendar quarter of 2020.

The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC"), which will more fully describe the terms and conditions of the transaction upon completion of final definitive documents. In connection with the transaction, the Company will also file a proxy statement on Schedule 14A as well as a Schedule 13E-3 Transaction Statement with the SEC.

See attached press release at exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1	Text of press release dated April 27, 2020.

EXHIBIT LIST

NUMBER DESCRIPTION

99.1	Text of press release dated April 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 27, 2020

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Interim Chief Financial Officer